Exhibit 99

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Merrill Lynch Preferred Capital Trust III (the "Trust") and Merrill Lynch Preferred Funding III, L.P. (the "Partnership") for the period ended June 28, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John C. Stomber, Regular Trustee of the Trust and Senior Vice President and Treasurer of Merrill Lynch & Co., Inc., the General Partner of the Partnership, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust and the Partnership.




                   MERRILL LYNCH PREFERRED CAPITAL TRUST III



                   By: /s/ John C. Stomber
                   --------------------------------------------
                   Name: John C. Stomber*
                   Title: Regular Trustee




                   MERRILL LYNCH PREFERRED FUNDING III, L.P.


                   By: MERRILL LYNCH & CO., INC., as General Partner



                   By: /s/ John C. Stomber
                   --------------------------------------------
                   Name: John C. Stomber*
                   Title: Senior Vice President and Treasurer


Dated: August 9, 2002

___________________________
* John C. Stomber functions as the equivalent of the chief executive officer and chief financial officer of each of the Trust and the Partnership for purposes of
Section 906 of the Sarbanes-Oxley Act of 2002.